UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2019

DISCOVERY ENERGY CORP.

(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700, Houston, Texas	77056
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 713-840-6495

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 9, 2012, Discovery Energy Corp. (“Discovery”) completed its written consent solicitation pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended) regarding a proposed amendment of Discovery’s First Amended and Restated Articles of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of Discovery’s common stock, $.001 par value per share (“Common Stock”), within a range from 1-for-15 to 1-for-25, with the exact ratio of the Reverse Stock Split to be determined by Discovery’s Board of Directors. Discovery’s stockholders approved the Reverse Stock Split. The following are the results of stockholder action with regard to the Reverse Stock Split:

“For”	Percentage of Votes “For”	Against	Abstain or Non-Votes	Percentage of Votes “Against,” Abstaining or Not Voting
125,610,285	81.996%	3,269	27,576,842	18.004%

Discovery does not have any immediate plans to follow through and implement the Reverse Stock Split. Discovery expects to do this only in connection with a satisfactory capital raising transaction or the inclusion of the Common Stock in a trading market requiring a higher trading price than the current trading price of the Common Stock, such as the Nasdaq Capital Market and the NYSE American. In the absence of these events, Discovery expects that it will abandon the Reverse Stock Split. Stockholder approval of the Reverse Stock Split will expire on November 8, 2020. Any ultimate completion of the Reverse Stock Split will be reported on another Current Report on Form 8-K.

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SIGNATURES

DISCOVERY ENERGY CORP.
(Registrant)

Date: November 14, 2019	By:	/s/ William E. Begley, Jr.
William E. Begley, Jr.,
President

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